Exhibit 99.2

Consent of John Zucker

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 filed by Sirenza Microdevices, Inc. (“Sirenza”) with the Securities and Exchange Commission on September 1, 2006, and all supplements and amendments thereto (the “Registration Statement”), as a person about to become a director of Sirenza, effective upon completion of the merger as described in the Registration Statement.

/s/ John Zucker
Name:	John Zucker

Date: September 1, 2006